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                                                                   EXHIBIT 10.14

          UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

COUNTIES OF WARREN AND WASHINGTON INDUSTRIAL DEVELOPMENT AGENCY MULTI-MODE VARIABLE RATE INDUSTRIAL DEVELOPMENT REVENUE BOND (ANGIODYNAMICS, INC. PROJECT -LETTER OF CREDIT SECURED), SERIES 2002

NO.: R- 1                               MATURITY DATE: AUGUST 1, 2022

INTEREST RATE: as described below       CUSIP No.: 934653DQ6

DATED DATE: AUGUST 29, 2002

REGISTERED OWNER: CEDE & COMPANY

PRINCIPAL AMOUNT: THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000)

     Counties of Warren and Washington Industrial Development Agency, a public benefit corporation of the State of New York (the "Issuer"), for value received, hereby promises to pay, solely from the sources hereinafter described, to CEDE & CO. or registered assigns, on the Maturity Date identified above (subject to any right of prior redemption hereinafter provided for), the Principal Sum set forth above (subject to reduction as hereinafter provided) and interest thereon from the Dated Date set forth above, or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid, to the Maturity Date identified above (or such earlier date on which the principal hereof has been paid or duly provided for), initially at the Weekly Rate (as defined below) (subject to conversion to an alternate interest rate as described below), on the following dates (each, an "Interest Payment Date"): (A) while this Bond bears interest at the Weekly Rate, the first Thursday of each February, May, August and November, commencing with the first Thursday of November, 2002; and (B) while this Bond bears interest at

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the Semi-Annual Rate or the Long-Term Rate (as defined below), on February 1 and
August 1 of each year; provided, that in any case the final Interest Payment
Date shall be the Maturity Date.

     The principal of, premium, if any, on and interest on this Bond are payable in coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts. The principal or redemption price of this Bond, and the interest due upon this Bond at maturity, shall be paid upon presentation and surrender hereof at the corporate trust office presently located at Corporate Trust Department, 7 Easton Oval - EA4E63, Columbus, Ohio 43219 (the Office of the Trustee ") of The Huntington National Bank, as trustee (together with its successors in trust, the "Trustee") under the trust indenture dated as of August 1, 2002 (from time to time, as amended or supplemented, the "Indenture") by and between the Issuer and the Trustee, or at the duly designated office of any successor trustee under the Indenture. Reference is made to the Indenture for a more complete description of the Project, the provisions, among others, with respect to the nature and extent of the security for the Bonds, the rights, duties and obligations of the Issuer, the Trustee and the Bondholders, and the terms and conditions upon which the Bonds are issued and secured. All terms used herein with initial capitalization where the rules of grammar or context do not otherwise require shall have the meanings as set forth in the Indenture. Each Bondholder assents, by its acceptance hereof, to all of the provisions of the Indenture.

     Except when the Bonds are Book Entry Bonds, the installments of interest due on this Bond prior to maturity shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Business Day next preceding any Interest Payment Date (the "Regular Record Date"), and shall be paid by check or draft of the Trustee mailed by the Trustee on such Interest Payment Date to such registered owner at his address appearing on the registration books of the Issuer, or at the option of any holder of Bonds in an aggregate principal amount of $250,000 or greater be transmitted on such Interest Payment Date by wire transfer in immediately available funds at such owner's written request to the bank account number on file with the Trustee, provided such Holder has delivered adequate instructions regarding same to the Trustee at least ten (10) Business Days prior to such Bond Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such Regular Record Date, and may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a date for the payment of such Defaulted Interest to be fixed by the Trustee (the "Special Record Date"), notice whereof being mailed one time, first-class postage prepaid to registered owners of the Bonds not less than ten (10) days prior to such Special Record Date, or may be paid in any other lawful manner as shall be determined by the Trustee. Notwithstanding anything herein to the contrary, when this Bond is registered in the name of a Depository (as hereinafter defined) or its nominee, the principal and redemption price of and interest on this Bond shall be payable in next day or federal funds delivered or transmitted to the Depository or its nominee.

     This Bond is one of a duly authorized issue of bonds of the Issuer designated "Counties of Warren and Washington Industrial Development Agency Industrial Development Revenue Bonds (Angiodynamics, Inc. Project - Letter of Credit Secured), Series 2002" in the aggregate principal amount of $3,500,000 (the "Initial Bonds"). The Initial Bonds are issued for the

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purpose of assisting in providing financing to the Issuer for a project (the
"Project") consisting of the following: (A)(i) the acquisition of an interest in a certain parcel or parcels of land located at 603 Queensbury Avenue, Town of Queensbury, County of Warren, State of New York (the "Land"), (ii) the acquisition thereon of an approximately 32,000 square foot facility (the "Existing Facility"), together with equipment therein (the "Existing Equipment"), (iii) the making of certain renovations to the Existing Facility (as so renovated, the "Facility") consistent with its present and authorized use, (iv) the construction of approximately 32,000 square feet of additions(s) to the Existing Facility, (v) the purchase of additional equipment (together with the Existing Equipment, the "Equipment" and, together with the Land and the Facility, the "Project Facility") and (B) the financing of a part of the cost of the foregoing by issuing its tax-exempt Industrial Development Revenue Bonds (the "Bonds") in an aggregate principal amount not to exceed $4,500,000.00, all pursuant to Title 1 of Article 18-A of the General Municipal Law of the State of New York (collectively, the "Act"), as amended, the proceeds of which may be applied to the costs of issuance, and, as necessary and appropriate, the provision of a debt service reserve fund, capitalized interest or other means of providing credit enhancement for the Bonds; and (C) to lease (with the option to purchase) and/or sell the Project Facility to the Company, all pursuant to the Act;

     To provide for the payment of the Debt Service Payments on the Bonds, the Issuer, in the Indenture, has (A) absolutely and irrevocably assigned to the Trustee all of the Issuer's right, title and interest in and to (1) the Installment Sale Agreement (except for the Issuer's Unassigned Rights), and (2) the Credit Facility Account, Redemption Premium Account, Remarketing Proceeds Account and the Defeasance Account of the Bond Fund and all moneys and investments therein, including without limitation the proceeds of the Letter of Credit (as hereinafter defined), and (B) granted a security interest in all moneys and investments in the Project Fund and the Revenues (other than the above-referenced accounts of the Bond Fund, all moneys and investments therein and the proceeds of the Credit Facility).

     The Debt Service Payments on the Bonds are payable solely from moneys held by the Trustee under the Indenture for such purpose, including moneys drawn by the Trustee under the Letter of Credit referred to below or such other credit facility, if any, as may then be held by the Trustee under the Indenture for the benefit of the Bondholders (the Letter of Credit or any such other credit facility is hereinafter referred to as the "Credit Facility").

     THE BONDS ARE SPECIAL OBLIGATIONS OF THE ISSUER AND DO NOT REPRESENT OR CONSTITUTE A DEBT OR PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF NEW YORK OR THE COUNTIES OF WARREN AND WASHINGTON, NEW YORK OR ANY POLITICAL SUBDIVISION THEREOF, AND WILL NOT BE SECURED BY AN OBLIGATION OR PLEDGE OF ANY MONEYS RAISED BY TAXATION. THE DEBT SERVICE PAYMENTS ON THE BONDS WILL BE PAYABLE SOLELY FROM THE REVENUES PLEDGED AND ASSIGNED BY THE ISSUER TO SECURE PAYMENT THEREOF BY THE INDENTURE.

     As provided in the Indenture, additional series of Bonds (the "Additional Bonds", and collectively with the Initial Bonds, the "Bonds") may be issued from time to time pursuant to supplements to the Indenture on a parity with, and secured and payable equally and ratably with,

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all other series of Bonds issued under the Indenture, which Additional Bonds may mature at different times, may bear interest at different rates, and may otherwise vary as provided in the Indenture and the supplement thereto authorizing any such series of Additional Bonds. The aggregate principal amount of Bonds which may be issued under the Indenture is not limited, except as otherwise provided in the Indenture.

     If an Event of Default as defined in the Indenture occurs, the principal of all Bonds issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

     This Bond is not valid unless the Certificate of Authentication endorsed hereon is duly executed.

                        (Determination of Interest Rates)

     The Initial Bonds initially shall bear interest at the Weekly Rate (hereinafter described), which rate shall continue in effect until converted to a different interest rate or rates determined for the "Interest Rate Mode" (as described more fully in the Indenture) selected by the Company. The "Interest Rate Modes" which may be selected are as follows: (A) a Weekly Rate, in which the interest rate is determined on the 7th day preceding conversion to a Weekly Rate and on each Tuesday thereafter or, if not a Business Day, on the next succeeding Business Day; (B) a Semi-Annual Rate, in which the interest rate is determined on the tenth Business Day preceding each Semi-Annual Rate Period; and
(C) a Long-Term Rate for a period of one year or more ending on an Interest Payment Date selected by the Company, in which the interest rate is determined not later than the 15th Business Day preceding the lst day of such Long-Term Rate Period.

     On any Interest Payment Date upon which the Bonds are subject to optional redemption, the Company may from time to time cause the conversion of the Interest Rate Mode for the Bonds to another Interest Rate Mode (a "Conversion") in accordance with the terms of the Indenture. To cause a Conversion, the Company shall deliver, at least 4 Business Days prior to the 15th day (the 30th day in the case of Conversion to or from the Long-Term Rate) prior to the proposed effective date of such Conversion, written notice to the Trustee, the Credit Facility Issuer, the Tender Agent and the Remarketing Agent of the Company's election to cause a Conversion. Notice of the intended Conversion of the interest rate on this Bond shall be given not more than 60 days nor less than 30 days prior to the proposed effective date of such Conversion by the Trustee one time by first class mail postage prepaid to the registered owner of this Bond at the address of such owner shown on the Trustee's bond register. The failure to give any such notice, or any defect therein, shall not affect the validity of any proceeding for the Conversion of any Bond with respect to which no such failure to give notice, or defect therein, has occurred. On the Conversion Date, this Bond shall be subject to a Mandatory Tender for purchase as provided in Section 304 of the Indenture. Notwithstanding anything to the contrary contained in the Indenture or herein, such notice shall not be effective unless the Bank shall have consented thereto in writing and such notice is accompanied by:

     (A) an opinion of Counsel stating that the Conversion is authorized by the Indenture;

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     (B)  if the stated amount of the Credit Facility, if any, to be held by the
Trustee after such Conversion is increased over that of the then current Credit Facility, an opinion of reputable bankruptcy counsel stating that payments of principal and interest on the Bonds from funds drawn on such Credit Facility will not constitute avoidable preferences with respect to the bankruptcy of the Company under the Bankruptcy Code;

     (C) a resolution of the members of the Issuer authorizing and approving the Conversion; and

     (D) an opinion of Bond Counsel to the effect that the exercise of the Conversion Option is lawful under the Act and permitted by the Indenture and that the Conversion will not, in and of itself, adversely affect the exclusion of interest on the Initial Bonds from gross income for federal income tax purposes.

If the Trustee has given notice of a proposed Conversion as aforesaid and such proposed Conversion shall thereafter be canceled or rescinded, the Trustee shall promptly notify all Bondholders of such cancellation or recision.

     Interest on the Initial Bonds shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, while the Interest Rate Mode is the Weekly Rate, and on the basis of a 360-day year consisting of twelve 30-day months for the actual number of days elapsed, while the Interest Rate Mode is the Semi-Annual Rate or the Long-Term Rate. The interest rate or rates for each Interest Rate Mode for the Initial Bonds shall be determined by the Remarketing Agent on the dates and at such times as specified in the Indenture. If the Remarketing Agent fails to determine the interest rate on the Initial Bonds in accordance with the Indenture, the interest rate on the Initial Bonds shall be the interest rate in effect for the previous interest rate period. Each interest rate determined by the Remarketing Agent shall be the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Initial Bonds at a price equal to the principal amount thereof, plus accrued interest, if any. Notwithstanding the foregoing, the interest rate bond by the Initial Bonds shall not exceed the lesser of (A) 15 % per annum or (B) so long as the Initial Bonds are entitled to the benefit of a Credit Facility, the maximum interest rate specified in the Credit Facility.

                         (Mandatory Tender and Purchase)

     The Initial Bonds are subject to mandatory purchase in whole (A) on the effective date of any Conversion of the Interest Rate Mode for the Initial Bonds and (B) if the Initial Bonds are then bearing interest at the Weekly or Semi-Annual Rate, on the Interest Payment Date immediately preceding (by at least 15 calendar days) the date of the expiration of the then current Credit Facility (whether by expiration according to its terms or upon delivery of an Alternate Credit Facility), if any, unless the then current Credit Facility Issuer has provided an Alternate Credit Facility in accordance with the Indenture, at a purchase price equal to 100% of the principal amount hereof plus accrued interest, if any.

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     In addition, the Initial Bonds are subject to mandatory purchase in whole if the Initial Bonds are then bearing interest at the Long-Term Rate and the Initial Bonds are then subject to optional redemption by the Issuer upon the direction of the Company pursuant to the Indenture, on the Interest Payment Date immediately preceding (by at least 15 calendar days) the date of the expiration of the then current Credit Facility (whether by expiration according to its terms or upon delivery of an Alternate Credit Facility), if any, unless a Qualifying Alternate Credit Facility has been provided in accordance with the Indenture, at a purchase price equal to 100% of the principal amount hereof, plus the optional redemption premium, if any, which would be payable under the Indenture if the Initial Bonds were redeemed on such date, plus accrued interest, if any. If the Initial Bonds are bearing interest at the Long-Term Rate, but the Initial Bonds are not then subject to optional redemption by the Company pursuant to the Indenture, upon expiration of the then current Credit Facility, the Company must replace the Credit Facility with a Qualifying Alternate Credit Facility.

     If the Interest Rate Mode on the Initial Bonds is the Weekly Rate, this Bond shall be purchased at the option of the registered owner hereof upon demand by such registered owner, on any Business Day at a purchase price equal to the principal amount hereof, plus accrued interest, if any, to the Purchase Date, upon written notice to the Tender Agent on or before 4:00 p.m. (New York time) on a Business Day not later than the 7th calendar day prior to the Purchase Date. If the Interest Rate Mode on the Initial Bonds is the Semi-Annual Rate, this Bond shall be purchased on the demand of the registered owner hereof, on any Interest Payment Date at a purchase price equal to the principal amount hereof, upon written notice to the Tender Agent on a Business Day not later than the 8th Business Day prior to such Purchase Date. If the Interest Rate Mode on the Initial Bonds is the Long-Term Rate, this Bond shall be subject to mandatory purchase only as set forth in the immediately preceding paragraphs.

     If the Interest Rate Mode on the Initial Bonds is the Weekly Rate or the Semi-Annual Rate, this Bond is also subject to mandatory purchase, in whole, upon any replacement, removal or other substitution of the then current Credit Facility Issuer.

     Any notice in connection with a demand for purchase of this Bond as set forth in the preceding paragraphs hereof shall be given at the address of the Tender Agent designated to the Trustee and shall (A) state the number and principal amount (or portion thereof in an authorized denomination) of this Bond to be purchased, (B) state the Purchase Date on which this Bond shall be purchased and (C) irrevocably request such purchase and agree to deliver this Bond to the Tender Agent on the Purchase Date. ANY SUCH NOTICE SHALL BE IRREVOCABLE WITH RESPECT TO THE PURCHASE FOR WHICH SUCH DIRECTION WAS DELIVERED AND, UNTIL SURRENDERED TO THE TENDER AGENT, THIS BOND OR ANY PORTION HEREOF WITH RESPECT TO WHICH SUCH DIRECTION WAS DELIVERED SHALL NOT BE TRANSFERABLE. This Bond must be delivered (together with an appropriate instrument of transfer executed in blank in form satisfactory to the Tender Agent) at the principal office of the Tender Agent at or prior to 12:00 noon (New York time) on the date specified in the aforesaid notice in order for the owner hereof to receive payment in same day funds of the purchase price due on such Purchase Date. NO REGISTERED OWNER SHALL BE ENTITLED TO PAYMENT OF THE PURCHASE PRICE DUE ON SUCH PURCHASE DATE EXCEPT UPON SURRENDER OF THIS BOND AS SET FORTH

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HEREIN. Notwithstanding the foregoing, this Bond shall not be purchased during the existence of a Default under the Indenture relating to failure to pay principal due on any Bond, or the redemption price or purchase price due with respect to any Bond, or the interest due on any Bond. No purchase of Bonds pursuant to the Indenture shall be deemed to be a payment or redemption of such Bonds or any portion thereof within the meaning of the Indenture.

     BY ACCEPTANCE OF THIS BOND, THE REGISTERED OWNER HEREOF AGREES THAT THIS BOND WILL BE PURCHASED, WHETHER OR NOT SURRENDERED, (A) ON THE APPLICABLE PURCHASE DATE IN CONNECTION WITH THE CONVERSION OF THE INTEREST RATE MODE FOR THE BONDS OR ANY EXPIRATION OF THE CREDIT FACILITY AS DESCRIBED ABOVE, OR ANY REPLACEMENT OF THE THEN CURRENT CREDIT FACILITY ISSUER, IF THE BONDS ARE IN THE WEEKLY RATE MODE OR THE SEMI-ANNUAL RATE MODE AS DESCRIBED ABOVE, OR (B) ON ANY PURCHASE DATE SPECIFIED BY THE REGISTERED OWNER HEREOF IN THE EXERCISE OF THE RIGHT TO DEMAND PURCHASE OF THIS BOND AS DESCRIBED ABOVE. IN SUCH EVENT, THE REGISTERED OWNER OF THIS BOND SHALL NOT BE ENTITLED TO RECEIVE ANY FURTHER INTEREST HEREON, SHALL HAVE NO FURTHER RIGHTS UNDER THIS BOND OR THE INDENTURE EXCEPT TO PAYMENT OF THE PURCHASE PRICE HELD THEREFOR, AND SHALL THEREAFTER HOLD THIS BOND AS AGENT FOR THE TENDER AGENT.

                          (Letter of Credit Provisions)

     Pursuant to the Reimbursement Agreement, the Company has caused a Letter of Credit issued by KeyBank National Association (the "Bank") to be delivered to the Trustee (the "Letter of Credit"). Under the Letter of Credit, the Bank is obligated to pay to the Trustee, upon presentation of a sight draft and required accompanying documentation, the amount necessary to pay the principal or purchase price (but not the redemption premium) of the outstanding Initial Bonds plus an amount equal to 98 days' accrued interest on the outstanding Initial Bonds at a rate of eight percent (8%) per annum (other than Initial Bonds which are Pledged Bonds or Bonds owned by the Company) then due and payable (whether by mandatory redemption or by maturity due to acceleration or otherwise). On each Bond Payment Date and immediately upon (A) a declaration that all the Initial Bonds have become due and payable by acceleration, or (B) a mandatory redemption of all the Initial Bonds Outstanding, the Trustee shall present to the Bank a sight draft and required accompanying documentation and draw upon the Letter of Credit for the principal amount, and accrued interest then due on the Initial Bonds. The Letter of Credit provides that it shall expire on August 29, 2005 or earlier under certain circumstances. Subject to the provisions of the Indenture, the Company may, but is not required to, provide another Credit Facility upon the termination of the Letter of Credit or the then current Credit Facility. While the Initial Bonds bear interest at the Weekly Rate or the Semi-Annual Rate, the Initial Bonds shall be subject to mandatory tender for purchase upon any change in the then current Credit Facility Issuer. While the Initial Bonds bear interest at the Long-Term Rate, the Company may substitute any Qualifying Credit Facility for the then current Letter or Credit or other Credit Facility and the Trustee shall give written notice of such substitute to the Registered Owners thereof.

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                   (Extraordinary Redemption Without Premium)

     The Initial Bonds are subject to redemption prior to maturity (A) as a whole, without premium, in the event of (1) a taking in Condemnation of, or failure of title to, all or substantially all of the Project Facility, (2) damage to or destruction of part or all of the Project Facility and election by the Company or the Bank to redeem the Initial Bonds, or (3) a taking in Condemnation of part of the Project Facility and election by the Company or the Bank to redeem the Bonds, or (B) in part, without premium, in the event that (1) to the extent excess moneys remain in the Insurance and Condemnation Fund following damage or condemnation of a portion of the Project Facility and completion of the repair, rebuilding or restoration of the Project Facility by the Company and, pursuant to the Indenture, such excess moneys are not paid to the Company, (2) excess moneys remain in the Project Fund after the Completion Date or (3) excess proceeds of title insurance or recoveries from contractors are applied to redeem Bonds pursuant to the Installment Sale Agreement. In any such event, the Initial Bonds shall be redeemed, as a whole or in part, at such time as the Trustee determines, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

         (Extraordinary Redemption Without Premium at Election of Bank)

     The Initial Bonds are also subject to redemption prior to maturity upon receipt by the Trustee of a written notice from the Bank of the occurrence and continuance of a default by the Company under the Reimbursement Agreement and the Bank's election to compel redemption of the Bonds. In such event, the Initial Bonds shall be redeemed, as a whole, in the manner provided in Article III of the Indenture, on the earliest date for which the Trustee can give notice of redemption pursuant to Section 303 of the Indenture, at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date, without premium.

          (Mandatory Redemption With Premium in an Event of Taxability)

     The Initial Bonds are also subject to redemption prior to maturity upon the occurrence of a Determination of Taxability (as defined in the Indenture). In such event, the Initial Bonds shall be subject to redemption, as a whole, as soon as possible after the discovery of such Determination of Taxability, at a redemption price equal to the principal amount thereof, plus accrued interest thereon to the redemption date, without premium. If any Initial Bonds are paid at maturity or purchased by the Trustee or redeemed subsequent to a Tax Incidence Date without payment of an amount at least equal to the redemption price that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability, the owners of such Bonds at the time of maturity, purchase or redemption, upon establishing their then ownership thereof, shall be entitled to receive, as an additional premium thereon, an amount equal to the difference between the amounts actually received and the amounts that would have been received if such Bonds had been redeemed as a result of a Determination of Taxability.

            (Optional Redemption Without Premium at Company's Option
                   During Weekly or Semi-Annual Rate Periods)

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     Whenever the Interest Rate Mode is the Weekly Rate or the Semi-Annual Rate,
the Initial Bond shall be subject to redemption, in whole on any date or in part on any Interest Payment Date, at the option of the Issuer, upon the direction of the Company, at a redemption price of 100% of the principal amount hereof, plus accrued interest to the redemption date, without premium.

              (Optional Redemption With Premium at Company's Option
                          During Long-Term Rate Period)

     Whenever the Interest Rate Mode is the Long-Term Rate, the Initial Bonds shall be subject to redemption at the option of the Issuer, upon the direction of the Company, at any time prior to the end of the then current Long-Term Rate Period at the redemption prices set forth below, plus interest accrued to the redemption date (which redemption price and accrued interest shall be paid only from Available Moneys):

Length of Current Long-    Commencement of         Redemption Price as
Term Rate Period (Years)   Redemption Period       Percentage of Principal

More than 9 years          5th anniversary of      102%, declining by 1% on each
                           commencement of Long-   succeeding anniversary of the
                           Term Rate Period        first day of the redemption
                                                   period until reaching 100%
                                                   and thereafter 100%

More than 7, but not       4th anniversary of      101%, declining by 1% on each
more than 9 years          commencement of Long-   succeeding anniversary of the
                           Term Rate Period        first day of the redemption
                                                   period until reaching 100%
                                                   and thereafter 100%

More than 5, but not       3rd anniversary of      101%, declining by 1% on each
more than 7 years          commencement of Long-   succeeding anniversary of the
                           Term Rate Period        first day of the redemption
                                                   period until reaching 100%
                                                   and thereafter 100%.

If, at the time of the Issuer's notice of Conversion of the Interest Rate Mode for the Initial Bonds to the Long-Term Rate pursuant to the Indenture, the Issuer provides a certification of the Remarketing Agent to the Trustee and the Issuer that the foregoing schedule is not consistent with prevailing market conditions, the foregoing redemption periods and redemption prices may be revised, effective as of the Conversion Date, as determined by the Remarketing Agent in its judgment, taking into account the then prevailing market conditions, as stipulated in such certification, which shall be appended by the Trustee to its counterpart of this Indenture.

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                           (Procedures for Redemption)

     Notice of the intended redemption of each Bond subject to redemption shall be given not more than 60 days nor less than 30 days prior to the redemption date by the Trustee one time by first class mail postage prepaid to the registered owner at the address of such owner shown on the Trustee's bond register. The failure to give any such notice, or any defect therein, shall not affect the validity of any proceeding for the redemption of any Bond with respect to which no such failure to give notice, or defect therein, has occurred. Notice of any redemption hereunder with respect to Bonds held under a book entry system shall be given by the Registrar or the Trustee only to the Depository, or its nominee, as the holder of such Bonds. Selection of book entry interests in the Bonds called for redemption is the responsibility of the Depository and any failure of any Direct Participant, Indirect Participant or Beneficial Owner to receive such notice and its contents or effect will not affect the validity of such notice or any proceedings for the redemption of such Bonds.

     In the event of any partial redemption, the particular Bonds or portions thereof to be redeemed shall be selected by the Trustee not more than sixty (60) days prior to the redemption date in inverse order of maturity, and within each maturity by lot or by such other such method as the Trustee shall deem fair and appropriate; provided, however, that in connection with any redemption of Bonds the Trustee shall first select for redemption any Bonds held by or pledged to the Bank pursuant to the Indenture. The Trustee may provide for the redemption of portions (equal to $100,000 or any integral multiple of $5,000 in excess thereof) of Outstanding Bonds. In no event shall the principal amount of Bonds subject to any partial redemption be other than $100,000 or any integral multiple of $5,000 in excess thereof.

     Bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the Lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

                       (Additional Security for the Bonds)

     The Bonds are issued under and are equally and ratably secured by the Indenture. The Indenture grants the Trustee a first security interest in the Trust Revenues (as defined in the Indenture).

     As security for payment of the principal of, premium, if any, and interest on the Bonds, the Issuer and the Company have granted a mortgage Lien on and a security interest in the Project Facility to the Bank pursuant to a mortgage and security agreement dated as of August 1, 2002 (the "Mortgage") from the Issuer and the Company to the Bank. As additional security for the payment of principal of, premium, if any, and interest on the Bonds, the Issuer has assigned to the Trustee all of the Issuer's rights and remedies under the Installment Sale Agreement (except the Unassigned Rights), including the right to receive installment purchase payments and other amounts payable thereunder pursuant to a pledge and assignment dated as of August 1, 2002 (the "Pledge and Assignment") from the Issuer to the Trustee. Further security for the

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

repayment of the Bonds is provided by a guaranty dated as of August 1, 2002 (the "Guaranty") from the Company to the Trustee.

     Reference is hereby made to the Indenture, the Installment Sale Agreement, the Reimbursement Agreement, the Mortgage, the Pledge and Assignment, the Guaranty and the Letter of Credit, and to all amendments and supplements thereto, for a description of the nature and extent of the security for the Bonds, the terms and conditions upon which the Bonds are issued and secured and the rights, duties and obligations of the Issuer, the Trustee, the Company, the Bank and the Bondholders. Copies of such documents are on file in the Office of the Trustee.

                              (General Provisions)

     The initial Remarketing Agent under the Indenture is McDonald Investments Inc., a Key Corp Company, and the initial Tender Agent under the Indenture is The Huntington National Bank. The Remarketing Agent and the Tender Agent may be changed at any time in accordance with the Indenture.

     The Initial Bonds are issuable only as fully registered bonds in the denominations of $100,000 and in any integral multiple of $5,000 in excess thereof and shall be originally issued only to a Depository to be held in a book entry system and, while so held in book entry only form, (A) the Initial Bonds shall be registered in the name of the Depository or its nominee, as Bondholder, and immobilized in the custody of the Depository, (B) unless otherwise requested by the Depository, there shall be a single Bond certificate for each maturity of the Initial Bonds, and (C) the Initial Bonds shall not be transferable or exchangeable, except for transfer to another Depository or another nominee of a Depository, without further action by the Issuer. While the Initial Bonds are in book entry only form, Bonds in the form of physical certificates shall only be delivered to the Depository. If any Depository determines not to continue to act as a Depository for the Initial Bonds for use in a book entry system, the Issuer may attempt to have established a securities depository/book entry system relationship with another qualified Depository under the Indenture. If the Issuer does not or is unable to do so, the Issuer and the Trustee, after the Trustee has made provision for notification to the Beneficial Owners of book entry interests by the then Depository, shall permit withdrawal of the Bonds from the Depository, and authenticate and deliver Bond certificates in fully registered form (in denominations of $100,000 and in any integral multiple of $5,000 in excess thereof) to the assignees of the Depository or its nominee.

     While a Depository is the sole holder of the Initial Bonds, delivery or notation of partial redemption or tender for purchase of Bonds shall be effected in accordance with the provisions of the Letter of Representations, as defined in the Indenture.

     This Bond is transferable by the registered owner hereof or his duly authorized attorney upon surrender of this Bond to the Trustee, as Bond Registrar, at the Office of the Trustee, accompanied by a duly executed instrument of transfer in form and with guaranty of signature satisfactory to the Bond Registrar, subject to such reasonable regulations as the Company, the Issuer or the Bond Registrar may prescribe, PROVIDED, THAT, IF MONEYS FOR THE MANDATORY PURCHASE OF THIS BOND HAVE BEEN DEPOSITED WITH THE

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

TRUSTEE UNDER THE INDENTURE, THIS BOND SHALL NOT BE TRANSFERABLE TO ANYONE UNTIL DELIVERED TO THE TENDER AGENT. Upon any such transfer, a new Bond or Bonds in the same aggregate principal amount will be issued to the transferee. No service charge shall be made for any transfer or exchange of Bonds, but the Issuer or the Trustee may make a charge for transfer or exchange of Bonds sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such transfer or exchange, and such charge shall be paid before any new Bond shall be delivered.

     Except as set forth in this Bond and as otherwise provided in the Indenture, the person in whose name this Bond is registered shall be deemed the owner hereof for all purposes, and payment or on account of the principal of, or premium if any interest on, this Bond shall be made only to or upon the order of the registered owner thereof or his duly authorized legal representative, and the Issuer, the Company, any Paying Agents, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Trustee shall not be affected by any notice to the contrary. Such registration may be changed only as provided in this Bond and in the Indenture, and no other notice to the Issuer or the Trustee shall affect the rights or obligations with respect to the transference of a Bond or be effective to transfer any Bond. All payments to the Person in whose name any Bond shall be registered shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums to be paid.

     THE BONDS ARE LIMITED OBLIGATIONS OF THE ISSUER PAYABLE SOLELY FROM PAYMENTS MADE BY THE BANK UNDER THE LETTER OF CREDIT AND BY THE COMPANY UNDER THE INSTALLMENT SALE AGREEMENT, MONEYS AND SECURITIES HELD BY THE TRUSTEE UNDER THE INDENTURE, AND THE SECURITY PROVIDED BY THE MORTGAGE, THE PLEDGE AND ASSIGNMENT AND THE GUARANTY.

     The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

     The Indenture permits certain amendments or supplements to the Installment Sale Agreement, the Indenture and the other Financing Documents not prejudicial to the Bondholders to be made without the consent of or notice to the Bondholders, and other amendments or supplements thereto to be made with the consent of the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding.

     The principal hereof may be declared or may become due on the conditions and in the manner and at the time set forth in the Indenture upon the occurrence of an Event of Default as provided in the Indenture.

     NO RECOURSE SHALL BE HAD FOR THE PAYMENT OF THE PRINCIPAL OF OR REDEMPTION PRICE OF OR THE INTEREST ON THIS BOND OR FOR ANY CLAIM BASED HEREON OR ON THE INDENTURE, AGAINST ANY PAST, PRESENT OR FUTURE MEMBER, OFFICER, DIRECTOR, EMPLOYEE OR AGENT (EXCEPT THE

COMPANY), AS SUCH, OF THE ISSUER OR OF ANY PREDECESSOR OR SUCCESSOR CORPORATION, EITHER DIRECTLY OR THROUGH THE ISSUER OR OTHERWISE, WHETHER BY VIRTUE OF ANY CONSTITUTION, STATUTE OR RULE OF LAW, OR BY THE ENFORCEMENT OF ANY ASSESSMENT OR PENALTY, OR OTHERWISE, ALL SUCH LIABILITY BEING, BY THE ACCEPTANCE HEREOF, EXPRESSLY WAIVED AND RELEASED.

     This Bond shall not be entitled to any benefit under the Indenture or become valid or obligatory for any purpose until the certificate of authentication of the Trustee shall be endorsed hereon.

     THE BONDS DO NOT CONSTITUTE AND SHALL NOT BE A DEBT OF THE STATE OF NEW YORK OR THE COUNTIES OF WARREN AND WASHINGTON, NEW YORK AND NEITHER THE STATE OF NEW YORK NOR THE COUNTIES OF WARREN AND WASHINGTON, NEW YORK SHALL BE LIABLE THEREON. THE BONDS DO NOT GIVE RISE TO A PECUNIARY LIABILITY OR CHARGE AGAINST THE GENERAL CREDIT OR TAXING POWERS OF THE STATE OF NEW YORK OR THE COUNTIES OF WARREN AND WASHINGTON, NEW YORK.

     It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture, and the issuance of this Bond, do exist, have happened and have been performed in the time, form and manner as required by law, and that the issuance of the Bonds does not violate any constitutional or statutory limitation.

                                      12-A

     IN WITNESS WHEREOF, Counties of Warren and Washington Industrial Development Agency has caused this Bond to be duly executed in its name by the manual or facsimile signature of its Chairman or Vice Chairman, and its corporate seal to be impressed or reproduced hereon, attested by the manual or facsimile signature of its Secretary or Assistant Secretary, all as of the Dated Date identified above.

                                          COUNTIES OF WARREN AND WASHINGTON
                                          INDUSTRIAL DEVELOPMENT AGENCY


                                          BY:  /s/ Bruce A. Ferguson
                                             -----------------------------------
                                               Bruce A. Ferguson, Chairman

(SEAL)

ATTEST:


/s/ N. A. Caimano
--------------------------------------
Nicholas A. Caimano, Secretary

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

                     (Form of Certificate of Authentication)

This Bond is one of the Bonds of the issue described in the within-mentioned Indenture.

                                          THE HUNTINGTON NATIONAL BANK,
                                          as Trustee


                                          BY:   /s/ Cheri Scott Geraci
                                             -----------------------------------
                                                Authorized Officer

   8/29/02
--------------------------------------
Date of Authentication

                        [Form of Assignment for Transfer]

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto (please insert name, address and social security or tax identification number of assignee): _______________________________________ the within Bond and does hereby irrevocably constitute and appoint _____________________________ to transfer the said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       -------------------------------

                                          --------------------------------------
                                          NOTICE: The signatures) on this
                                          assignment must correspond with the
                                          name(s) as it (they)appear(s) on the
                                          face of the within Bond in every
                                          particular.

In the presence of:


--------------------------------------

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